                                                             EXHIBIT 10(g)(i)

                            SHARED SERVICES AGREEMENT

         THIS SHARED SERVICES AGREEMENT entered into on August 2, 1995, by and between ONCOGENE SCIENCE, INC., a Delaware corporation ("Seller"), and CALBIOCHEM-NOVABIOCHEM CORPORATION, a California corporation ("Buyer").

                                   WITNESSETH

         WHEREAS, Seller is a biopharmaceutical company which is engaged in its Cambridge, Massachusetts facility in both a diagnostics business and a research products business;

         WHEREAS, the research products business markets research reagents, kits and other research tools to the academic research, industrial research, and clinical research markets;

         WHEREAS, Seller has entered into an Asset Purchase Agreement (the "Purchase Agreement"), dated as of June 26, 1995, with Buyer and
Calbiochem-Novabiochem International, Inc., a Delaware corporation, pursuant to which Seller has agreed to sell its research products business (the "Business"), while retaining the right in connection with its diagnostics business to manufacture and sell research products to the clinical research market;

         WHEREAS, Buyer has agreed to purchase the Business and to conduct the Business in the academic research, industrial research, and clinical research markets, recognizing that Seller will continue to have the right to manufacture and sell products to the clinical research market and diagnostic products to the diagnostic market;

         WHEREAS, Seller is party to a Lease Agreement, dated as of October 1, 1991, as amended by a First Amendment to the Lease, dated as of April 2, 1993, with the Trustees of The Cambridge East Trust, as landlord (the "Landlord") (such Lease Agreement, as so amended, referred to in the Purchase Agreement and herein as the "Cambridge Lease"), pursuant to which Seller has leased its facility at 80-84 Rogers Street, Cambridge, Massachusetts (the "Cambridge Facility") from the Landlord;

         WHEREAS, Therion Biologics Corporation, a Delaware corporation ("Therion"), leases premises adjoining the Cambridge Facility at 76 Rogers Street, Cambridge, Massachusetts, from the Landlord;

         WHEREAS, Seller is party to an Operating Agreement, dated as of October 4, 1991, with Therion (the "Therion Agreement"), pursuant to which Seller and Therion agreed to share specified portions of their respective premises and to share specified services;

         WHEREAS, pursuant to the terms of the Purchase Agreement, Seller and Buyer, with the consent of the Landlord and Therion, are entering into a Sublease (the "Cambridge Sublease"), pursuant to which Seller is subleasing to Buyer a portion of the Cambridge Facility ("Buyer's Space") and retaining the balance of the Cambridge Facility ("Seller's Space"); and

         WHEREAS, pursuant to the Purchase Agreement, Seller and Buyer agreed to share certain facilities and services at the Cambridge Facility;

         NOW THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth, the parties, intending to be legally bound, hereby agree as follows:

         1. CORE SERVICES.

                  (a) During the full term of the Cambridge Sublease, Seller shall provide to Buyer the following services (the "Core Services"):

                           (i) Use, consistent with past usage by the Business, of Seller's water purification system, dark room, animal facility, glassware cleaning and sterilization facility; and

                           (ii) Supervisory and operating services relating to the operation of the animal facility and the glassware cleaning and sterilization facility.

                  (b) Buyer understands that, pursuant to the terms of the Therion Agreement, Seller currently shares its water purification system, dark room, animal facility and glassware cleaning and sterilization facility with Therion. Accordingly, Buyer will be entitled to share Seller's permitted portion of the utilization of such facilities on an equal basis.

                  (c) Seller shall provide Buyer with access to the water purification system, dark room, animal facility and glassware cleaning facility in Seller's Space subject to reasonable rules and regulations as may be adopted by Seller from time to time; provided, however, that Seller shall not be required to incur any additional costs or expenses (e.g., overtime pay or security expenses) solely for the purpose of affording such access after regular business hours unless Buyer agrees to pay and does pay such additional costs or expenses.

         2. PAYMENT FOR CORE SERVICES. During the first year of this Agreement, Buyer shall pay Seller for the Core Services at the annual rate of $130,000, payable monthly on the tenth day of each month hereunder. Promptly following the expiration of each year under this Agreement, Seller shall develop its good faith best estimate of the costs of providing the Core Services for the forthcoming year and shall provide such estimate to Buyer. Seller and Buyer shall exercise commercially reasonable efforts to negotiate an equitable sharing of such costs for the forthcoming year, based upon the experience of the parties as to Buyer's usage during the past year and the parties' best estimate of the relative usage of the Core Services during the forthcoming year. Until the parties have agreed on the new annual rate, Buyer's monthly payment shall be based on the payment applicable in the prior year, with appropriate payment by Seller to Buyer, or Buyer to Seller, as the case may be, as soon as the rate for the forthcoming year has been determined. In the event that the parties shall be unable to agree on the equitable sharing of costs for the forthcoming year within 60 days after the end of the prior year, either party shall have the right to terminate this Agreement upon thirty days' notice.

         3. ACCESS TO RESEARCH AND DEVELOPMENT LABORATORY. For a period not to exceed twelve months from the date of this Agreement, Seller shall provide Buyer with access to and use, consistent with past usage by the Business, of Seller's research and development laboratory (including, without limitation, use of equipment, chemicals and supplies located therein) in Seller's Space ("R&D Access"), subject to reasonable rules and regulations as may be adopted by Seller from time to time. Buyer shall have the right to terminate its rights to R&D Access on 30 days' notice. Buyer shall reimburse Seller for R&D Access at the rate of $40,000 per year, payable in equal monthly installments on the tenth day of each month hereunder. Seller shall not be required to incur any additional costs or expenses (e.g., overtime pay or security expenses) solely for the purpose of affording R&D Access after regular business hours unless Buyer agrees to pay and does pay such additional costs or expenses.

         4. ENLARGEMENT OF ANIMAL CARE FACILITIES. Subject to the requirements of the Cambridge Lease and the Cambridge Sublease, within six months following the date of this Agreement, Buyer shall, at its cost and expense, enlarge the animal care facilities in accordance with a design to be agreed upon by Buyer and Seller.

         5. CONFIDENTIALITY. Each party recognize that as a result of the sharing of facilities and services each of them may become aware of confidential information of the other party. Each party accordingly shall keep confidential
(a) any and all confidential information received from the other party, and shall not use such information for any purpose unrelated to the performance of this Agreement without the prior written consent of the other party, both during the term of this Agreement and for a period of ten (10) years following the complete termination of this Agreement. Each party shall take all reasonable steps to insure such confidential treatment and nonuse. Notwithstanding the foregoing, such obligations of confidential treatment and nonuse shall not apply to information which the receiving party shall sustain the burden of proving is
(a) in the possession of the receiving party prior to receipt thereof from the transmitting party as shown by the receiving party's written records, (b) already available or becomes available to the public through no fault of the receiving party, (c) received by the receiving party from a third party having a right to disclose it, or (d) is required to be disclosed by subpoena or other legal process or applicable law or regulation.

         6. TERM OF THE AGREEMENT. This Agreement shall continue for the term of the Cambridge Sublease.

         7. NOTICES. All notices, requests, demands and other communications under this Agreement shall comply with the requirements of Section 15.9 of the Purchase Agreement.

         8. ENTIRE AGREEMENT. This Agreement, together with the Purchase Agreement and the agreements, exhibits, schedules, certificates and instruments referred to therein or delivered in connection therewith, constitutes the entire agreement and understanding between the parties hereto with respect to the transactions contemplated by the Purchase Agreement and supersedes all prior oral or written agreements and understandings relating to such subject matter.

         9. MODIFICATIONS AND AMENDMENTS. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by both parties hereto.

         10. WAIVERS AND CONSENTS. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

         11. ASSIGNMENT. The rights and obligations under this Agreement may not be assigned by either party hereto without the prior written consent of the other party, in its sole discretion.

         12. BENEFIT. Nothing in this Agreement shall be construed to create any rights or obligations except between the parties hereto, and no person or entity shall be regarded as a third- party beneficiary of this Agreement.

         13. GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the law of the State of New York, without giving effect to the conflict of law principles thereof.

         14. SEVERABILITY. If any provision of this Agreement shall be void as contrary to applicable law, it is agreed that such provision shall be omitted from this Agreement and that the remainder hereof shall be and remain in full force and effect as if such omitted provision had not been included herein.

              [THE REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY]

         15. INDEPENDENCE OF PARTIES. Nothing contained in this Agreement shall be construed to place Seller and Buyer in a relationship as partners, joint venturers, employer and employee or principal and agent, nor shall Buyer be considered in any sense an affiliate of Seller.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

SELLER:                                             BUYER:

ONCOGENE SCIENCE, INC.                              CALBIOCHEM-NOVABIOCHEM
                                                    CORPORATION

By:    /s/ Steven M. Peltzman          By:          /s/ Stelios B. Papadopoulos
       ----------------------                       ---------------------------
         Steven M. Peltzman                             Stelios B. Papadopoulos
         President and Chief                            Chairman and Chief
           Operating Officer                            Executive Officer